As filed with the Securities and Exchange Commission on August 10, 2011
 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
_____________________

Valeant Pharmaceuticals International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
_____________________

Canada	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
7150 Mississauga Road
Mississauga, Ontario
Canada L5N 8M5
(Address, Including  Zip Code, of Registrant's Principal Executive Offices)
_____________________

Valeant Pharmaceuticals International, Inc. 2011 Omnibus Incentive Plan
(Full Title of the Plan)
_____________________

CT Corporation
111 Eighth Avenue
New York, NY 10011
(212) 590-9200
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
_____________________

Copies to:
Robert Chai-Onn Executive Vice President, General Counsel and Corporate Secretary Valeant Pharmaceuticals International, Inc. 7150 Mississauga Road Mississauga, Ontario, Canada L5N 8M5 (905) 286-3000	Stephen F. Arcano Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, no par value	10,500,000 shares	$37.81	$397,005,000	$46,092

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which may become issuable under the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) of the Securities Act on the basis of the average of the high and low prices of the Common Stock of the registrant as reported on the New York Stock Exchange on August 8, 2011.

EXPLANATORY NOTE

This registration statement registers 10,500,000 shares of common stock, no par value per share (the “Common Stock”), of Valeant Pharmaceuticals International, Inc. (the “Company”) that were issued and sold, or may be issued and sold, under the Valeant Pharmaceuticals International, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”).  The number of shares registered hereby includes the number of shares of Common Stock reserved but unissued under the Company’s 2007 Equity Compensation Plan (the “2007 Plan”) plus the maximum number of shares of Common Stock underlying outstanding grants of awards under the 2007 Plan that have been or may be terminated, forfeited, cancelled, exchanged or surrendered under the 2007 Plan.  No further awards will be made under the 2007 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the U.S. Securities Act of 1933 (the “Securities Act”).  In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a)
The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on February 28, 2011 (the “Form 10-K”), that contains audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2010;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 10, 2011;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the Commission on August 8, 2011;

(d)
The Company’s Current Reports on Form 8-K filed with the Commission on February 1, 2011, February 3, 2011, February 4, 2011, February 9, 2011, March 2, 2011, March 4, 2011, March 10, 2011, March 23, 2011, May 2, 2011, May 16, 2011, July 6, 2011, July 7, 2011, July 14, 2011, July 21, 2011 and August 3, 2011 and the Company’s Current Reports on Form 8-K/A filed with the Commission on March 2, 2011 and March 14, 2011; and

(e)
The description of the Registrant’s Common Stock contained in (1) the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 10, 1996, (2) the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on June 5, 2000, and (3) any amendment or report filed for the purpose of updating such description.

In addition, any and all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement.  Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this registration statement.

Item 4.       Description of Securities

Not applicable.

Item 5.       Interests of Named Experts and Counsel

Not applicable.

Item 6.       Indemnification of Directors and Officers

Under Section 124(1) of the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or the other entity on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.  The CBCA also provides, under Section 124(2), that the Registrant may also advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; however, the individual shall repay the moneys if the individual does not fulfill condition (i) and where applicable, condition (ii), above.  Furthermore, under Section 124(4) of the CBCA, the Registrant may, with court approval, indemnify an individual described above or advance moneys as described above in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party by reason of the individual’s association with the Registrant or such other entity described above, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfils condition (i) and where applicable, condition (ii), above.  An individual referred to above is entitled to indemnification from the Registrant as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done and fulfils the conditions (i) and (ii) above.

The Registrant’s bylaws provide for the indemnification of a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or the other entity on condition that such individual fulfills conditions (i) and (ii) above.  The Registrant’s bylaws also authorize it to enter into agreements evidencing the Registrant’s indemnity in favor of the foregoing persons to the full extent permitted by law.

The Registrant has entered into indemnification agreements with its officers and directors in respect of any legal claims or actions initiated against them in their capacity as officers and directors of the Registrant or the Registrant’s subsidiaries in accordance with applicable law.  These agreements include bearing the reasonable cost of legal representation in any legal or regulatory action in which they may become involved in their capacity as the Registrant’s officers and directors.  Pursuant to such indemnities, the Registrant bears the cost of the representation of certain officers and directors.

The Registrant maintains insurance for certain liabilities incurred by its directors and officers in their capacity with the Registrant or its subsidiaries.

Item 7.       Exemption From Registration Claimed

Not applicable.

Item 8.       Exhibits

The following exhibits are filed as part of this registration statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit No.	Description

4.1	Valeant Pharmaceuticals International, Inc. 2011 Omnibus Incentive Plan.

5.1	Opinion of Norton Rose OR LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Norton Rose OR LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 9.       Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(2)        That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the city of Mississauga, Ontario, on August 10, 2011.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
By:	/s/ Robert Chai-Onn
	Name:	Robert Chai-Onn
	Title:	Executive Vice President, General Counsel and Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints J. Michael Pearson and Robert Chai-Onn, or either of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 10, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ J. Michael Pearson	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
J. Michael Pearson

/s/ Philip W. Loberg	Executive Vice President and Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Philip W. Loberg

/s/ Robert A. Ingram	Director
Robert A. Ingram

/s/ Theo Melas-Kyriazi	Director
Theo Melas-Kyriazi

/s/ G. Mason Morfit	Director
G. Mason Morfit

/s/ Dr. Laurence E. Paul	Director
Dr. Laurence E. Paul

/s/ Robert N. Power	Director
Robert N. Power

/s/ Norma A. Provencio	Director
Norma A. Provencio

/s/ Lloyd M. Segal	Director
Lloyd M. Segal

/s/ Katharine B. Stevenson	Director
Katharine B. Stevenson

/s/ Michael R. Van Every	Director
Michael R. Van Every

Signature	Title

/s/ Ronald H. Farmer	Director
Ronald H. Farmer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Valeant Pharmaceuticals International, Inc. 2011 Omnibus Incentive Plan.

5.1	Opinion of Norton Rose OR LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Norton Rose OR LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).